HealthStream Announces Fourth Quarter and Full-Year 2019 Results Page 1 February 18, 2020	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES FOURTH QUARTER & FULL-YEAR 2019 RESULTS

NASHVILLE, Tenn. (February 18, 2020)—HealthStream, Inc. (Nasdaq: HSTM), a leading provider of workforce and provider solutions for the healthcare industry, announced today results for the fourth quarter and full-year ended December 31, 2019. In this earnings release, all results are from continuing operations only, unless otherwise indicated (i.e., results for 2018 and 2019 exclude the gain on the sale of our divested Patient Experience (PX) business segment, which was completed in February 2018, and the results of operations of such segment prior to this divestiture).

Fourth Quarter 2019

•	Revenues of $62.7 million in the fourth quarter of 2019, up 5% from $59.8 million in the fourth quarter of 2018
•	Operating income of $3.3 million in the fourth quarter of 2019, up 18% from $2.8 million in the fourth quarter of 2018
•	Income from continuing operations of $3.6 million in the fourth quarter of 2019, up 21% from $2.9 million in the fourth quarter of 2018
•	Earnings per share (EPS) from continuing operations of $0.11 per share (diluted) in the fourth quarter of 2019, compared to $0.09 per share (diluted) in the fourth quarter of 2018
•	Adjusted EBITDA[1] from continuing operations of $11.2 million in the fourth quarter of 2019, up 18% from $9.5 million in the fourth quarter of 2018
•	Completed the acquisition of CredentialMyDoc on December 16, 2019 for $9.0 million

Full-Year 2019

•	Revenues of $254.1 million in 2019, up 10% from $231.6 million in 2018
•

Operating income of $14.7 million in 2019, down 5% from $15.5 million in 2018, which comparison was negatively impacted in the amount of $2.2 million by the charge associated with the stock grant to employees in the second quarter of 2019

•

Income from continuing operations of $14.2 million in 2019, up 7% from $13.3 million in 2018, which comparison was negatively impacted in the amount of $1.7 million by the charge associated with the stock grant to employees in the second quarter of 2019

•

Earnings per share (EPS) from continuing operations of $0.44 per share (diluted) in 2019, which was negatively impacted in the amount of $0.05 by the charge associated with the stock grant to employees in the second quarter of 2019, compared to $0.41 per share (diluted) in 2018

•	Adjusted EBITDA from continuing operations of $46.9 million in 2019, up 13% from $41.5 million in 2018

1 Adjusted EBITDA from continuing operations is a non-GAAP financial measure. A reconciliation of adjusted EBITDA from continuing operations to income from continuing operations and disclosure regarding why we believe adjusted EBITDA from continuing operations provides useful information to investors is included later in this release.

HealthStream Announces Fourth Quarter and Full-Year 2019 Results Page 2 February 18, 2020

Financial Results:

Fourth Quarter 2019 Compared to Fourth Quarter 2018

Revenues for the fourth quarter of 2019 increased by $2.9 million, or 5 percent, to $62.7 million, compared to $59.8 million for the fourth quarter of 2018.

Revenues from our Workforce Solutions segment were $50.9 million for the fourth quarter of 2019, compared to $49.1 million for the fourth quarter of 2018. Revenue growth of $1.8 million included a $1.6 million increase in revenue from our platform and content subscriptions, which was offset by a reduction in revenue from our legacy resuscitation products of $1.5 million. Revenues from legacy resuscitation products were $12.6 million in the fourth quarter of 2019, compared to $14.1 million in the fourth quarter of 2018. The acquisition of Providigm, LLC, which was completed in January 2019, also added $1.7 million of revenue to the fourth quarter of 2019.

Revenues from our Provider Solutions segment were $11.8 million for the fourth quarter of 2019, compared to $10.7 million for the fourth quarter of 2018. Revenue growth of $1.1 million was primarily attributable to professional services for client implementations and new VerityStream subscriptions.

Operating income was $3.3 million for the fourth quarter of 2019, up 18 percent from $2.8 million for the fourth quarter of 2018. The increase in operating income resulted primarily from the growth in revenue and lower royalties, but was partially offset by higher personnel costs and depreciation and amortization.

Income from continuing operations was $3.6 million in the fourth quarter of 2019, up 21 percent from $2.9 million in the fourth quarter of 2018, and EPS from continuing operations was $0.11 per share (diluted) in the fourth quarter of 2019, compared to $0.09 per share (diluted) for the fourth quarter of 2018. Net income (from continuing and discontinued operations) was $3.7 million in the fourth quarter of 2019, compared to $2.8 million in the fourth quarter of 2018. EPS was $0.11 per share (diluted) for the fourth quarter of 2019, compared to $0.09 per share (diluted) for the fourth quarter of 2018.

Adjusted EBITDA from continuing operations was $11.2 million for the fourth quarter of 2019, up 18 percent from $9.5 million in the fourth quarter of 2018.

Adjusted EBITDA (from continuing and discontinued operations) was $11.2 million for the fourth quarter of 2019, up 19 percent from $9.5 million in the fourth quarter of 2018.

At December 31, 2019, the Company had cash and cash equivalents and marketable securities of $172.9 million. Capital expenditures incurred during the fourth quarter of 2019 were $4.7 million.

Full-Year 2019 Compared to Full-Year 2018

For 2019, revenues were $254.1 million, an increase of 10 percent over revenues of $231.6 million for 2018. Operating income for 2019 decreased by 5 percent to $14.7 million, compared to $15.5 million for 2018, and was negatively impacted by the approximately $2.2 million expense associated with the June 2019 stock grant to employees in connection with the contribution of stock by our CEO to the Company to enable a stock grant. Income from continuing operations for 2019 was $14.2 million, up 7 percent from $13.3 million for 2018. Earnings per share from continuing operations were $0.44 per share (diluted) for 2019, compared to $0.41 per share (diluted) for 2018. Net income for 2019 was $15.8 million, compared to $32.2 million for 2018, which decrease was primarily driven by the $19.0 million gain, net of tax, on the sale of the PX business in 2018. Earnings per share were $0.49 per share (diluted) for 2019, compared to $1.00 per share (diluted) for 2018. Adjusted EBITDA from continuing operations increased by 13 percent to $46.9 million for 2019, compared to $41.5 million for

HealthStream Announces Fourth Quarter and Full-Year 2019 Results Page 3 February 18, 2020

2018. Adjusted EBITDA decreased to $48.9 million for 2019, compared to $71.1 million for 2018, which decrease was driven primarily by the gain on the sale of the PX business in 2018.

Other Business Updates

At December 31, 2019, we had approximately 3.15 million contracted subscriptions to hStream™, our Platform-as-a-Service technology. hStream technology enables healthcare organizations and their respective workforces to easily connect to and gain value from the growing HealthStream ecosystem of applications, tools, data, and content.

On December 16, 2019, the Company acquired CredentialMyDoc, a Savannah-based company offering SaaS-based credentialing, enrollment, and privileging solutions to multi-specialty medical groups, ambulatory surgery centers, clinics, and federally qualified health centers (FQHCs), for $9.0 million in cash, subject to a post-closing working capital adjustment. The acquisition adds to the Company’s provider solutions with its intuitive, easy-to-use, and fast to implement solutions, enabling clients to receive the benefits and network effects of a larger and more robust ecosystem. The results of CredentialMyDoc have been included in the HealthStream Provider Solutions segment from the date of acquisition.

Financial Outlook for 2020

Below we present our 2020 financial guidance:

	Full Year 2020 Guidance
Revenue
Workforce Solutions	$197.0	-	$203.0	million
Provider Solutions	50.5	-	52.5	million
Consolidated	$247.5	-	$255.5	million

Operating Income	$12.0	-	$14.5	million

Capital Expenditures	$24.0	-	$26.0	million

Annual Effective Income Tax Rate	23	-	25	percent

Our 2020 Workforce Solutions revenue guidance includes anticipated revenues of approximately $36.0 million from our legacy resuscitation products, representing a decline of $23.0 million from 2019. We expect the quarterly revenues from the legacy products to be as follows: approximately $11.0 million in first quarter, approximately $10.5 million in second quarter, approximately $8.5 million in third quarter, approximately $6.0 million in fourth quarter, and approximately zero thereafter. Our Provider Solutions revenue guidance includes approximately $1.5 million from the recently acquired CredentialMyDoc business.

Our operating income guidance of $12.0 million to $14.5 million is impacted by the anticipated reduction in legacy resuscitation revenues noted above coupled with an anticipated operating loss of $1.0 million related to the CredentialMyDoc acquisition. Also included in operating income guidance will be a one-time favorable contractual adjustment of $3.4 million to royalties expense resulting from our resolution of a mutual disagreement relating to various elements of a past partnership, which adjustment will be recorded in the first quarter of 2020.

“Our full-year 2019 results reflect an exciting year during which we made significant progress in expanding our ecosystem and marketplace, innovating for the future with new technologies, and launching new products for the healthcare industry,” said Robert A. Frist, Jr., Chief Executive Officer,

HealthStream Announces Fourth Quarter and Full-Year 2019 Results Page 4 February 18, 2020

HealthStream. “As we begin 2020, our operations are tightly focused as we work to improve gross margins to over 60 percent; continue introducing superior resuscitation solutions to the market—like our new VR-based team leader training; and further develop, enhance, and grow the number of hStream subscriptions beyond 3.15 million.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Wednesday, February 19, 2020, at 9:00 a.m. (ET). To listen to the conference, please dial 877-647-2842 (no conference ID needed) if you are calling within the domestic U.S. or Canada. If you are an international caller, please dial 914-495-8564 (no conference ID needed). The conference may also be accessed by going to http://ir.healthstream.com/events.cfm for the simultaneous Webcast of the call, which will subsequently be available for replay. The replay telephone numbers are 855-859-2056 (conference ID #6463349) for U.S. and Canadian callers and 404-537-3406 (conference ID #6463349) for international callers.

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA from continuing operations and adjusted EBITDA, both of which are non-GAAP financial measures used by management in analyzing the Company’s financial results and ongoing operational performance.

In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock based compensation, depreciation and amortization, and changes in fair value of non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain non-cash and non-operating items. Management also believes that adjusted EBITDA from continuing operations is a useful measure for evaluating the operating performance of the Company because such measure excludes the results of operations of the PX business that we no longer own and the gain on sale in connection with the sale of such business in February 2018 and thus reflects the Company’s ongoing business operations and assists in comparing the Company’s results of operations between periods. We also believe that adjusted EBITDA and adjusted EBITDA from continuing operations are useful to many investors to assess the Company’s ongoing results from current operations. Adjusted EBITDA and adjusted EBITDA from continuing operations are non-GAAP financial measures and should not be considered as measures of financial performance under GAAP. Because adjusted EBITDA and adjusted EBITDA from continuing operations are not measurements determined in accordance with GAAP, such non-GAAP financial measures are susceptible to varying calculations. Accordingly, adjusted EBITDA and adjusted EBITDA from continuing operations, as presented, may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

These non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP financial measures, which are set forth below in this release.

HealthStream Announces Fourth Quarter and Full-Year 2019 Results Page 5 February 18, 2020

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Based in Nashville, Tennessee, HealthStream has additional offices in Jericho, New York; Boulder, Colorado; Denver, Colorado; San Diego, California; and Chicago, Illinois. For more information, visit http://www.healthstream.com or call 800-521-0574.

HealthStream Announces Fourth Quarter and Full-Year 2019 Results Page 6 February 18, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues, net	$62,695	$59,825	$254,112	$231,616
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	24,875	25,429	103,890	96,014
Product development	7,346	6,586	29,109	25,735
Sales and marketing	9,601	9,161	37,945	35,698
Other general and administrative expenses	10,296	9,678	40,579	34,447
Depreciation and amortization	7,240	6,134	27,869	24,231
Total operating costs and expenses	59,358	56,988	239,392	216,125

Operating income	3,337	2,837	14,720	15,491

Other income, net	681	842	3,209	1,084

Income from continuing operations before income tax provision	4,018	3,679	17,929	16,575
Income tax provision	464	748	3,733	3,324
Income from continuing operations	3,554	2,931	14,196	13,251
Discontinued operations
Loss from discontinued operations before income tax provision	—	—	—	(64)
Gain on sale of discontinued operations	93	—	2,053	29,489
Income tax (benefit) provision	(36)	141	479	10,459
Income (loss) from discontinued operations	129	(141)	1,574	18,966
Net income	$3,683	$2,790	$15,770	$32,217

Earnings per share – basic:
Continuing operations	$0.11	$0.09	$0.44	$0.41
Discontinued operations	—	—	0.05	0.59
Earnings per share - basic	$0.11	$0.09	$0.49	$1.00

Earnings per share - diluted:
Continuing operations	$0.11	$0.09	$0.44	$0.41
Discontinued operations	—	—	0.05	0.59
Earnings per share - diluted	$0.11	$0.09	$0.49	$1.00

Weighted average shares of common stock outstanding:
Basic	32,379	32,325	32,372	32,264
Diluted	32,465	32,416	32,428	32,335
Dividends declared per share	$—	$—	$—	$1.00

HealthStream Announces Fourth Quarter and Full-Year 2019 Results Page 7 February 18, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$131,538	$134,321
Marketable securities	41,328	34,497
Accounts and unbilled receivables, net	30,376	41,004
Prepaid and other current assets	21,330	31,612
Total current assets	224,572	241,434

Capitalized software development, net	21,445	18,352
Property and equipment, net	26,065	15,866
Operating lease right of use assets, net	29,615	—
Goodwill and intangible assets, net	162,277	145,522
Deferred tax assets	269	145
Deferred commissions	17,645	16,470
Other assets	7,656	4,159
Total assets	$489,544	$441,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$39,674	$40,793
Deferred revenue	65,511	66,061
Total current liabilities	105,185	106,854
Deferred tax liabilities	13,183	11,068
Deferred revenue, non-current	1,918	2,868
Operating lease liability, non-current	30,733	—
Other long-term liabilities	357	2,211
Total liabilities	151,376	123,001

Shareholders’ equity:
Common stock	290,021	286,597
Accumulated other comprehensive income (loss)	4	(23)
Retained earnings	48,143	32,373
Total shareholders’ equity	338,168	318,947
Total liabilities and shareholders' equity	$489,544	$441,948

HealthStream Announces Fourth Quarter and Full-Year 2019 Results Page 8 February 18, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2019	2018
Operating activities:
Net income	$15,770	$32,217
Income from discontinued operations	(1,574)	(18,966)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,869	24,231
Amortization of deferred commissions	8,305	7,659
Stock based compensation	4,244	1,777
Deferred income taxes	2,167	3,017
Provision for doubtful accounts	211	1,033
Gain on equity method investments	(64)	(42)
Change in fair value of non-marketable equity investments	—	1,271
Other	(72)	(9)
Changes in assets and liabilities:
Accounts and unbilled receivables	11,605	(4,050)
Deferred commissions	(9,479)	(11,577)
Prepaid and other assets	6,518	(2,329)
Accounts payable, accrued and other liabilities	2,077	4,915
Deferred revenue	(1,920)	5,103
Net cash provided by continuing operating activities	65,657	44,250
Net cash used in discontinued operating activities	—	(1,004)
Net cash provided by operating activities	65,657	43,246

Investing activities:
Business Combinations, net of cash acquired	(27,018)	—
Proceeds from sale of discontinued operations, net of tax	6,070	44,049
Changes in marketable securities	(6,739)	11,907
Proceeds from sale of fixed assets	15	—
Payments to acquire non-marketable equity investments	(3,342)	(833)
Purchases of property and equipment	(21,997)	(7,166)
Payments associated with capitalized software development	(14,513)	(11,284)
Net cash (used in) provided by continuing investing activities	(67,524)	36,673
Net cash used in discontinued investing activities	—	(115)
Net cash (used in) provided by investing activities	(67,524)	36,558

Financing activities:
Proceeds from exercise of stock options	214	2,582
Taxes paid related to net settlement of equity awards	(1,034)	(338)
Payment of earn-out related to prior acquisitions	(38)	(38)
Payment of debt issuance costs	—	(100)
Payment of cash dividends	(58)	(32,357)
Net cash used in by financing activities	(916)	(30,251)

Net (decrease) increase in cash and cash equivalents	(2,783)	49,553
Cash and cash equivalents at beginning of period	134,321	84,768
Cash and cash equivalents at end of period	$131,538	$134,321

HealthStream Announces Fourth Quarter and Full-Year 2019 Results Page 9 February 18, 2020

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP income from continuing operations	$3,554	$2,931	$14,196	$13,251
Interest income	(733)	(859)	(3,272)	(2,444)
Interest expense	26	32	102	130
Income tax provision	464	748	3,733	3,324
Stock based compensation expense	601	472	4,244	1,777
Depreciation and amortization	7,240	6,134	27,869	24,231
Change in fair value of non-marketable equity investments	—	—	—	1,271
Adjusted EBITDA from continuing operations	$11,152	$9,458	$46,872	$41,540

GAAP net income	$3,683	$2,790	$15,770	$32,217
Interest income	(733)	(859)	(3,272)	(2,444)
Interest expense	26	32	102	130
Income tax provision (benefit)	428	889	4,212	13,783
Stock based compensation expense	601	472	4,244	1,686
Depreciation and amortization	7,240	6,134	27,869	24,412
Change in fair value of non-marketable equity investments	—	—	—	1,271
Adjusted EBITDA	$11,245	$9,458	$48,925	$71,055

(1)This press release contains certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA from continuing operations, which are used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Fourth Quarter and Full-Year 2019 Results Page 10 February 18, 2020

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for the financial performance for 2020, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 25, 2019, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

                                                                                  #  #  #  #